Exhibit 21.1

Carbon Zero Technologies International Inc.

Subsidiaries of the Registrant

Subsidiaries	Place of Incorporation

Carbon Zero Technologies (Hong Kong) Limited.	Hong Kong

Carbon Source Technologies (Hong Kong) Limited.	Hong Kong

Beijing Bgreen Technology Development Co. Ltd.	China

Shenzhen Carbon Zero Technology Co. Ltd.	China

Shenzhen ABGreen Environmental Protection Technology Co., Ltd. (including Shenzhen ABGreen
Environmental Protection Technology Co., Ltd Liaoning Branch)	China

Shenzhen Green Blue Environmental Protection Technology Co., Ltd.	China

ABGreen (Fuyang) Environmental Protection Technology Co., Ltd.	China

Guangxi Meijin Environmental Protection Technology Co., Ltd.	China

Ankang ABGreen Environmental Protection Technology Co. Ltd.	China

Shenzhen ABGreen Reverse Supply Chain Co., Ltd.	China

Henan Jinyou Metal Technology Co. Ltd.	China

Zhoukou Senbo Environmental Protection Technology Co., Ltd.	China

Xieguan Tonglian (Shenzhen) Technology Co., Ltd.	China

Shenzhen Yize Environmental Protection Technology Co., Ltd.	China

Shenzhen Bgreen Environmental Technology Co., Ltd.	China

Shenzhen Carbon Poly Digital Technology Co., Ltd.	China

Chuangzhiyuan Environmental Holding (Shenzhen) Co., Ltd.	China

Beijing Guoxun Renewable Resources Co., Ltd.	China

Gongqingcheng Yadannuo Environmental Technology Co., Ltd.	China

Jiangxi Jingchuang Metal Manufacturing Co., Ltd.	China

Hubei Carbon Link Recycling Technology Co., Ltd.	China

Henan ABGreen Environmental Protection Technology Co., Ltd.	China

Jiangxi Qi Hong New Material Technology Co., Ltd.	China

Jushang (Hebei) Renewable Resources Co., Ltd.	China

Guangdong Bo Green Investment Co., Ltd.	China

Zhoukou Bgreen Environmental Protection Technology Co., Ltd.	China

Hunan ABGreen Environmental Protection Technology Co. Ltd.	China

Quanzhou Qinghe Environmental Protection Technology Co., Ltd.	China

Carbon Baike (Beijing) Environmental Protection Technology Co., Ltd.	China

Anhui ABGreen Environmental Protection Technology Co. Ltd.	China

Henan Zhicheng Industrial Park Management Co., Ltd.	China

Henan Bgreen Resources and Environment Co., Ltd.	China